SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) April 1, 2005

Strategic Hotel Capital, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-32223	33-1082757
(Commission File Number)	(I.R.S. Employer Identification No.)

77 West Wacker Drive, Suite 4600 Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(312) 658-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Strategic Hotel Capital, Inc. (the “Company”) hereby amends its Current Report on Form 8-K filed on April 7, 2005, in order to file the financial statements and pro-forma financial information required by Item 9.01 of Form 8-K.

As previously reported and indicated in Item 1.01 of its Current Report on Form 8-K filed on March 2, 2005 and Item 1.01 of its Current Report on Form 8-K filed on April 7, 2005, on April 1, 2005, the Company closed on its $263.5 million cash acquisition of an 85% controlling interest in joint ventures that own the InterContinental hotels in Chicago and Miami, which acquisition was in part financed with mortgage and mezzanine loans obtained from a third party lender, German American Capital Corporation.

The financial statements and pro forma financial information required for the acquisition by Item 9.01 of Form 8-K are filed as Exhibits 99.1 and 99.2 hereto.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. Filed as Exhibit 99.1 hereto are the combined financial statements as of and for the year ended December 31, 2004 for the InterContinental hotels in Chicago and Miami.

(b)	Pro forma financial information. Furnished as Exhibit 99.2 hereto is the pro forma financial information for the 85% controlling interest in the InterContinental hotels in Chicago and Miami.

(c)	Exhibits.

Exhibit No.	Description
99.1	Combined financial statements as of and for the year ended December 31, 2004 for the InterContinental hotels in Chicago and Miami

99.2	Pro forma financial information for the 85% controlling interest in the InterContinental hotels in Chicago and Miami

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTEL CAPITAL, INC.

June 16, 2005	By:	/s/ Monte J. Huber
	Name:	Monte J. Huber
	Title:	Vice President, Controller and Treasurer

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